Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-63880) on Form S-8 of Monro, Inc. of our report dated September 24, 2021 relating to our audit of the financial statements and supplemental schedule of Monro, Inc. 401(k) Plan, which appears in this Annual Report on the Form 11-K of the Monro, Inc. 401(k) Plan for the year ended March 31, 2021.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
September 24, 2021

16